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                                   EX-99.B11

                     Auditor's Consent - KPMG Peat Marwick
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                         Independent Auditors' Consent


The Board of Directors
The Griffin Funds, Inc.:

We consent to incorporation by reference in The Griffin Funds, Inc.'s Post Effective Amendment No. 14 to the Registration Statement No. 33-67148 filed on Form N-1A under the Securities Act of 1933 and Amendment No. 17 to the Registration Statement No. 811-7948 filed on Form N-1A under the Investment Company Act of 1940 of our report dated November 5, 1998, on the financial statements and financial highlights of Griffin Money Market Fund, Griffin Tax-Free Money Market Fund, Griffin Short-Term Bond Fund, Griffin U.S. Government Income Fund, Griffin Bond Fund, Griffin Municipal Bond Fund, Griffin California Tax-Free Fund, Griffin Growth & Income Fund, and the Griffin Growth Fund, constituting the Griffin Funds, Inc. as of September 30, 1998 and for the periods indicated therein, which report has been incorporated by reference into the Statement of Additional Information.

We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectuses and under the headings "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.


                                        /s/ KPMG Peat Marwick LLP
                                        ---------------------------
                                        KPMG Peat Marwick LLP

Los Angeles, California
November 25, 1998